UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: July 15, 2015
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director. On July 15, 2015, the Board of Directors (“Board”) of KB Home elected Mr. Robert L. Patton, Jr. as a director for a term ending at KB Home’s 2016 Annual Meeting of Stockholders. Mr. Patton was also appointed to the Board’s audit and compliance committee and to its nominating and corporate governance committee. Mr. Patton will receive the same compensation as KB Home’s other independent directors. Mr. Patton is a partner of Guggenheim Baseball Management LLC, an asset manager and owner of a professional baseball team. With Mr. Patton’s election to the Board, the Board has nine members, eight of whom are independent.
(e) Base Salary Changes. On July 16, 2015, the management development and compensation committee of the Board approved merit-based increases to the base salaries of KB Home’s named executive officers listed below. The new base salary levels for each named executive officer, in each case effective as of July 1, 2015, are set forth in the table below.

Named Executive Officer	New Base Salary
William R. Hollinger	$396,000
Jeff J. Kaminski	$665,000
Albert Z. Praw	$550,000
Brian W. Woram	$560,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 21, 2015.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary